EXHIBIT 23.5



                        CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in this Form S-4 to be filed by Heartland Wireless Communications, Inc., of our report, which includes an explanatory paragraph which states that specified circumstances raise substantial doubt about CableMaxx, Inc.'s ability to continue as a going concern, dated August 25, 1995, on our audits of the consolidated balance sheets of CableMaxx, Inc. as of June 30, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the period December 18, 1992 to June 30, 1993 and for the years ended June 30, 1994 and 1995, and of the consolidated statements of operations and cash flows of Supreme Cable Co., Inc. and Subsidiaries (the "Predecessor") for the period from July 1, 1992 to December 17, 1992. We also consent to the reference to our firm under the caption "Experts."




                                               /S/ Coopers & Lybrand LLP
                                               -------------------------
                                               COOPERS & LYBRAND L.L.P.



  Austin, Texas
  September 24, 1996